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                                                                   EXHIBIT 10.30
                       [ANHEUSER-BUSCH, INC. LETTERHEAD]


June 26, 1996


Paul S. Shipman
President and Chief Executive Officer
Redhook Ale Brewery, Incorporated
3400 Phinney Avenue North
Seattle, Washington 98103

        Re:  MASTER DISTRIBUTOR AGREEMENT DATED OCTOBER 18, 1994
                       ("DISTRIBUTION AGREEMENT")

Dear Paul:

        As you know, Anheuser-Busch, Incorporated ("ABI") and Redhook Ale Brewery, Incorporated ("Redhook") have agreed to amend the Distribution Agreement as it applies to the sale of malt beverage products in the State of Washington.

        We have agreed that notwithstanding the provisions of the Distribution Agreement, Redhook shall distribute Products in the State of Washington pursuant to certain agreements to be entered into among ABI, Redhook and certain wholesalers of the malt beverage products of ABI ("Wholesalers"). For purposes of the Distribution Agreement, all Wholesalers shall be deemed to be Alliance Wholesalers, and the rights and obligations of each of ABI and Redhook with respect to the Alliance Wholesalers and their sale of Products shall be governed by the terms of the Distribution Agreement, as modified hereby.

        ABI and Redhook agree that the sale of the Products to the Wholesalers shall be governed by the following provisions.

        Redhook shall sell Products directly to the Wholesalers and ABI shall never have title to any Products sold to the Wholesalers. Redhook shall determine the price to be paid for the Products by the Wholesalers, and ABI shall have no liability with respect to any Additional Price Component.

        Title to and risk of loss of the Products shall remain with Redhook until delivery of the Products to the Wholesalers. Redhook shall deliver the Products to each Wholesaler F.O.B., source brewery, or to such other location as may be agreed upon between such Wholesaler to Redhook. ABI shall have no responsibility for the return of any cooperage from any Wholesaler to Redhook.
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Mr. Paul Shipman
June 26, 1996
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        At the option of Redhook, Redhook may require ABI, upon reasonable advance notice, to designate to Redhook the Products to be shipped to each Wholesaler by brand, package and quantity and to remit to Redhook the price charged by Redhook to the Wholesalers. ABI shall remit to Redhook payments received by ABI from the Wholesalers with respect to the Products within two business days of receipt by ABI of such payments. In the event ABI provides such services to Redhook, ABI shall receive payment of Invoicing Costs, and shall be entitled to deduct Invoicing Costs from payments otherwise to be remitted to Redhook. In any event, Redhook shall pay to ABI the Margin with respect to all sales of Products to the Wholesalers.

        Redhook shall have the same responsibility for assuring compliance of the Products sold to the Wholesalers, and their production, sale, packaging and delivery, with the requirements of the Federal Food, Drug and Cosmetic Act, as amended, and any other governmental law, regulation and order as otherwise provided in the Distribution Agreement with respect to Products sold to ABI. Redhook shall have the same indemnity obligations with respect to Products sold to Wholesalers as otherwise provided in the Distribution Agreement with respect to Products sold to ABI.

        This letter agreement shall be governed by and construed under the laws of Missouri, and all terms used herein shall have the meanings assigned to them in the Distribution Agreement, unless otherwise indicated.

        Please indicate your acceptance of the terms of this letter agreement by executing this letter in the indicated location and returning a copy to me.



                                    Very truly yours,


                                    /s/ BRUCE M. SANDISON
                                    ---------------------
                                    Bruce M. Sandison
                                    Vice President-Wholesaler System Development

Agreed to this 26th day of June, 1996


Redhook Ale Brewery, Incorporated


By:  /s/ PAUL SHIPMAN
    -----------------------------
    President